Exhibit 16.1

SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

January 19, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Enox Biopharma, Inc. (the "Company") and has not completed any audit work for the company. Effective January 19, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated January 19, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of Berman & Company, P.A. as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,


/s/ Seale and Beers, CPAs
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CC: U.S. Securities & Exchange Commission Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 Phone
202-772-9252 Fax



             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               50 South Jones Blvd. Suite 202, Las Vegas, NV 89107
                         888-727-8251 Fax: 888-782-2351